CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           EFINANCIAL DEPOT.COM, INC.
                            (A DELAWARE CORPORATION)

     eFinancial Depot.com, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That pursuant to Unanimous Written Consent of the Directors of eFinancial Depot.com, Inc. In Lieu of Meeting of the Board of Directors, a
resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling for the written consent in lieu of meeting of the Shareholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, That the Certificate of Incorporation of this corporation be amended by changing the FIRST Article thereof so that, as amended said Article shall be read as follows:

                                   "Article I
                               Name of Corporation

  The Name of this corporation is COLLABORATIVE FINANCIAL NETWORK GROUP, INC."

     SECOND:     That  thereafter,  pursuant  to  Majority  Written Consent, the
Shareholders  of  eFinancial Depot.com, Inc. unanimously approved the amendment.

     THIRD:     That  said  amendment  was  duly  adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said eFinancial Depot.com, Inc. has caused this certificate to be signed and attested to by Paul D. Lemmon and Randy Doten, its President and Assistant Secretary respectively, as of this 8th day of June, 2001.


eFinancial  Depot.com,  Inc.,
a  Delaware  corporation


        /s/ Paul Lemmon
By:     ______________________________
        Paul  D.  Lemmon,  President


ATTESTED:


        /s/ Randy Doten
By:     __________________________________
        Randy  Doten,  Assistant Secretary

                                                          STATE OF DELAWARE
                                                          SECREATRY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 06/28/2001
                                                           010313528-2742555